        Execution Copy
CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

PERFORMANCE GUARANTEE AND INDEMNITY AGREEMENT
WHEREAS reference is made to the third amended and restated credit agreement dated as of the date hereof (as it may be amended, restated, replaced, supplemented, further amended and restated, or otherwise modified from time to time, the “Credit Agreement”) entered into by and among Flexiti Financing SPE Corp., as borrower (the “Debtor”), Flexiti Financial Inc., as seller and servicer (the “Servicer”), the Lenders, Credit Suisse AG, New York Branch, as the facility agent for the Class A Revolving Lenders (in such capacity, the “Facility Agent”), SPF Securitized Products Master Fund Ltd., as class B agent for the Class B Lenders (in such capacity, the “Class B Agent”), TSX Trust Company, as collateral agent for the Secured Parties, TSX Trust Company, as verification agent and Credit Suisse AG, New York Branch, as lead arranger and syndication agent and documentation agent.
AND WHEREAS terms used, but not otherwise defined herein, shall have the meanings given to such terms under the Credit Agreement.
NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Guarantor”) hereby agrees with the Facility Agent, the Class B Agent and the Lenders as follows:
Guarantee
a.The Guarantor unconditionally and irrevocably guarantees:
i.that it shall cause the Debtor and the Servicer (collectively, the “Designated Parties” and each a “Designated Party”) to: (i) fully, punctually and duly perform, observe and keep, each and every covenant, obligation, condition and agreement in favour of the Facility Agent, the Class B Agent and the Lenders to be performed, observed or kept by each Designated Party under the Credit Agreement (other than any covenant or obligation to pay the principal amount of any Loan or any interest due and owing thereon), (ii) fully, punctually and duly perform each and every indemnity obligation now or hereafter owing by a Designated Party to the Agent under a Credit Document, (iii) correct, or cause the correction of, any representation or warranty, certification or other statement made or deemed to be made by any Designated Party in any Credit Document which shall become false in any material respect, and (iv) fully, punctually and duly perform, observe and keep, each covenant, obligation, condition and agreement among the Designated Parties under the sale and servicing agreement dated June 7, 2018 (including, for greater certainty, but without limitation, the covenants and obligations provided for in section 6.4 therein), between the Debtor and Servicer (such covenants, obligations, conditions and agreements are collectively referred to as, the “Performance Obligations” and each, a “Performance Obligation”);

ii.that in the event that either Designated Party is in breach of any Performance Obligation, the Guarantor shall rectify or cause such Designated Party to rectify such breach to ensure that such Performance Obligation is satisfied and maintained in accordance therewith; and
iii.the full, due and punctual payment to the Facility Agent, the Class B Agent and the Lenders of the amount of any monetary award or judgment made in favour of any of them in respect of the breach by either Designated Party of or failure by either Designated Party to observe, perform or keep any Performance Obligation.
Demand
b.If either Designated Party fails or refuses to pay or perform any of the Performance Obligations:
i.the Facility Agent or the Class B Agent shall notify the Guarantor in writing of the manner in which such Designated Party has failed to pay or perform such Performance Obligation and demand performance of such Performance Obligation be made by the Guarantor. A demand shall be in writing and shall specify in what manner such Designated Party has failed to perform such Performance Obligation and shall confirm that the Directing Agent is calling upon Guarantor to perform such Performance Obligation under this guarantee (the “Demand”). A single written Demand shall be effective as to any specific default during the continuance of that default, until such Designated Party or the Guarantor has cured such default, and additional written demands concerning such default shall not be required until such default is cured; and
ii.the Guarantor shall, within five (5) days of receipt of a Demand, perform or cause the performance of such Performance Obligations that are the subject of the Demand. The Guarantor agrees that, notwithstanding any stay, injunction or other prohibition preventing performance of all or any portion of the Performance Obligations by such Designated Party, those Performance Obligations shall nevertheless become due and performable by the Guarantor for the purposes of this guarantee upon the occurrence of any event or condition giving rise to the obligation of such Designated Party to perform such Performance Obligations.
a.This guarantee shall be a continuing guarantee and shall guarantee the performance of the Performance Obligations, notwithstanding that either Designated Party may from time to time satisfy the Performance Obligations in whole or in part and thereafter incur further or other Performance Obligations.

Indemnity
b.In addition to the guarantee provided in section 1, and as a separate and distinct obligation, the Guarantor hereby agrees to indemnify and save harmless the Facility Agent, the Class B Agent and the Lenders, forthwith on demand by the Directing Agent, from and against any and all direct and indirect claims, demands, losses, damages, liabilities, charges, obligations, payments and expenses of any nature or kind, howsoever or whenever arising, which the Facility Agent, the Class B Agent or the Lenders may suffer or incur in any way relating to or arising from:
i.the failure of the Designated Parties to satisfy the Performance Obligations; or
ii.the Performance Obligations or any of the Credit Documents in any way being or becoming for any reason whatsoever, in whole or in part, void, voidable, ultra vires, illegal, invalid, ineffective or otherwise unenforceable or released or discharged by operation of Applicable Law or otherwise.
Non-Recourse Loan Carve-out Obligations
c.Notwithstanding anything to the contrary in this agreement or any other Credit Document, the Guarantor hereby agrees to indemnify and save harmless the Facility Agent, the Class B Agent and the Lenders, forthwith on demand by the Directing Agent, from and against any and all direct and indirect claims, demands, losses, damages, liabilities, charges, obligations, payments and expenses of any nature or kind, howsoever or whenever arising, which the Facility Agent, the Class B Agent or a Lender may suffer or incur in any way relating to or arising from:
1.fraud, misrepresentation, willful misconduct or gross negligence by or on behalf of any Designated Party in connection with the Loans or the Collateral;
2.the misapplication or conversion of funds or monies to be delivered to the Controlled Accounts by any Designated Party;
3.the misapplication, misappropriation or conversion by any Designated Party either (x) to the benefit of any Person other than the Debtor or (y) in contravention of the Credit Documents of (A) any insurance proceeds paid by reason of any casualty or under any insurance policy related to a Loan Asset, (B) any awards or other amounts received in connection with a condemnation of a Loan Asset or (C) any other proceeds or collections constituting a portion of the Collateral;
4.(A) any transfer or conveyance of, or consensual Lien or any Loan Asset or other Collateral or any direct or indirect equity interests in the Guarantor or Debtor, in each case, in contravention of the Credit Documents or (B) failure to pay any Tax that results in a Lien or other encumbrance on any Loan Asset (other than a Permitted Lien);

i.either Designated Party filing a voluntary petition or instituting any other proceeding seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts, under any applicable Insolvency Legislation or any other action or proceeding for any other relief affecting creditors’ rights that is similar to bankruptcy, insolvency or liquidation law in respect of any Designated Party;
ii.the filing of an involuntary petition or other proceeding against any Designated Party seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts, under any applicable Insolvency Legislation or any other action or proceeding for any other relief affecting creditors’ rights that is similar to bankruptcy, insolvency or liquidation law in respect of any Designated Party (each an “Involuntary Proceeding”), in which any Designated Party colludes with, or otherwise assists, such petitioner, or solicits or causes to be solicited petitioning creditors for any such petition or proceeding;
iii.any Designated Party filing an answer consenting to or otherwise acquiescing in or joining in (other than for the sole purpose of maintaining standing to seek release or relief from such proceeding) any Involuntary Proceeding against any Designated Party;
iv.any Designated Party consenting to or acquiescing in or joining in an application for, or seeking the entry of an order for relief or the appointment of, a trustee, receiver, custodian, liquidator, assignee or the like with respect to any Designated Party or any Loan Asset or Collateral (or any portion of any of the foregoing) under any applicable Insolvency Legislation except any such action by the Collateral Agent; and
v.any Designated Party making an assignment in writing for the benefit of creditors in a proceeding for the winding up and liquidation of an entity, or admitting in any legal proceeding its insolvency or inability to pay its debts as they become due unless such statements are compelled and required by law and otherwise true and correct, the foregoing covenants and obligations are collectively referred to as, the “Non-Recourse Loan Carve-out Obligations” and each, a “Non-Recourse Loan Carve-out Obligation”, and together with the Performance Obligations, collectively, the “Guaranteed Obligations” and each, a “Guaranteed Obligation”.
Limitation of Liability

d.Notwithstanding anything to the contrary contained in this agreement, the guarantee provided hereunder by the Guarantor and any security interest in collateral provided by the Guarantor to secure such guarantee shall be deemed to expressly provide that the obligations of the Designated Parties secured thereby do not include any obligations of the Designated Parties arising under or in connection with any hedging agreements to the extent that the granting of such guarantee or security interest would be illegal pursuant to the Commodity Exchange Act (7 U.S.C. § 1 et, seq.) as amended from time to time and any successor statute or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the failure of the Guarantor to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time such guarantee or the grant of such security interest becomes effective with respect to such hedging agreement.
Interest after Demand
e.The Guarantor shall pay to the Facility Agent, the Class B Agent and/or the Lenders, as applicable, interest on all amounts owing by the Guarantor pursuant to this agreement at the highest rate applicable from time to time to any of the indebtedness, liabilities or obligations under the Credit Agreement. Such interest shall be calculated and payable monthly not in advance both before and after judgment.
Liability Unaffected by Certain Matters
f.The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by:
1.the lack of validity or enforceability of the Guaranteed Obligations in whole or in part for any reason whatsoever, including without limitation by reason of prescription, by operation of law or as a result of any Applicable Law;
2.any prohibition or restriction imposed in respect of any rights or remedies of the Facility Agent, the Class B Agent or any Lender in respect of any Guaranteed Obligations, including without limitation any court order which purports to prohibit or suspend the acceleration of the time for payment of any Guaranteed Obligations, the payment by the Debtor of any Guaranteed Obligations or the rights or remedies of the Facility Agent, the Class B Agent and the Lenders (or any of them) against either Designated Party in respect of any Guaranteed Obligations;
3.the lack of validity or enforceability in whole or in part of any Credit Document;
4.any change in the corporate existence, structure, ownership or control of either Designated Party (including any of the foregoing arising from any merger, consolidation, amalgamation, reorganization or similar transaction); any change in the name, objects, capital stock, constating documents or by-laws of either Designated Party; or the dissolution, winding-up, liquidation or other distribution of the assets of either Designated Party, whether voluntary or otherwise;
5.either Designated Party becoming insolvent or bankrupt or subject to any proceeding under the provisions of any Insolvency Legislation or the arrangement provisions of applicable corporate legislation, any legislation similar to the foregoing in any other jurisdiction, or any legislation enacted substantially in replacement of any of the foregoing, or the Facility Agent, the Class B Agent or any Lender voting in favour of any proposal, arrangement or compromise in connection with any of the foregoing;
6.the failure or neglect of the Directing Agent to demand performance of the Guaranteed Obligations owing by either Designated Party, any guarantor of Guaranteed Obligations or any other Person;
7.the valuation by the Facility Agent, the Class B Agent or any Lender of any security held in respect of the Obligations, which shall not be considered as a purchase of such security or as payment on account of the Guaranteed Obligations;
8.any right or alleged right of set-off, combination of accounts, counterclaim, appropriation or application or any claim or demand that either Designated Party may have or may allege to have against the Facility Agent, the Class B Agent or any Lender; or
9.any other circumstances which might otherwise constitute a legal or equitable defence available to, or complete or partial discharge of, either Designated Party in respect of the Guaranteed Obligations or of the Guarantor in respect of this agreement.
Liability Unaffected by Actions of the Facility Agent, the Class B Agent or any Lender
g.The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by anything done, suffered or permitted by the Facility Agent, the Class B Agent or any Lender in connection with the Designated Parties, or any Guaranteed Obligation. For greater certainty and without limiting the generality of the foregoing, without releasing, discharging, limiting or otherwise affecting in whole or in part the liability of the Guarantor under this agreement, and without notice to or the consent of the Guarantor, the Facility Agent, the Class B Agent and the Lenders (or any of them) may from time to time:
10.make advances and extend credit to the Designated Parties, or either of them (including new loans and credit facilities, whether in addition to or in replacement for other loans and credit facilities previously established by the Facility Agent, the Class B Agent or any Lender for the Designated Parties), convert revolving lines of credit to non-revolving lines of credit or vice versa, increase or decrease the amount of credit available to the Designated Parties;

11.increase the interest rates, fees and charges applicable to all or any of the Guaranteed Obligations from time to time;
12.amend, renew, waive, release or terminate any Credit Document or any provisions thereof in whole or in part from time to time (including, without limitation, any provisions relating to interest rates, fees, margin requirements, conditions for the extension of credit and the determination of the amount of credit available, positive and negative covenants, payment provisions, the application of payments received by or on behalf of either Designated Party, and Events of Default);
13.extend, renew, settle, compromise, waive, release or terminate the Guaranteed Obligations in whole or in part from time to time;
14.grant time, renewals, extensions, indulgences, releases and discharges to the Designated Parties;
15.take, refrain from taking or release guarantees from other Persons in respect of the Guaranteed Obligations;
16.accept compromises or arrangements from the Designated Parties, any guarantor of the Guaranteed Obligations or any other Person;
17.refrain from demanding payment from or exercising any rights or remedies in respect of the Designated Parties or any guarantor of the Guaranteed Obligations;
18.apply all monies received from the Designated Parties, any guarantor of the Obligations or any other Person or from the proceeds of any security to pay such Obligations as the Facility Agent, the Class B Agent and Lenders may see fit, or change any such application in whole or in part from time to time, notwithstanding any direction which may be given regarding application of such monies by the Debtor, any guarantor of the Obligations (including the Guarantor) or any other Person; and
19.otherwise deal with the Designated Parties, any guarantor of the Guaranteed Obligations or any other Person and any security, as the applicable Secured Party may see fit in its absolute discretion.
Liability Unaffected by Failure of the Facility Agent, the Class B Agent, the Collateral Agent or any Lender to Take, Hold or Enforce Security
h.The Guarantor agrees that the Guarantor has provided this agreement to the Facility Agent, the Class B Agent and the Lenders on the express understanding that the Facility Agent, the Class B Agent and the Lenders have no obligation to obtain any security from the Designated Parties or from others to secure payment or performance of any Guaranteed Obligations; and if the Collateral Agent or any Lender, in their absolute discretion, obtain any such security from the Designated Parties or others, the Collateral Agent or such Lender shall have no obligation to continue to hold such security or to enforce such security. The Guarantor shall not be entitled to rely on or benefit from, directly or indirectly, any such security which the Collateral Agent or any Secured Party may obtain. In furtherance of the foregoing, the liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by:
20.the loss of or failure by the Collateral Agent or any Secured Party to register, perfect or maintain any security, whether intentionally or through failure, neglect or otherwise;
21.the failure or neglect of the Collateral Agent or any Secured Party to enforce any security;
22.the Collateral Agent or any Secured Party having released, discharged, compromised or otherwise dealt with any such security in any manner whatsoever (and for greater certainty none of the Collateral Agent or any Secured Party shall be bound to exhaust its or their recourse against either Designated Party, any guarantor of the Guaranteed Obligations or other Persons or enforce any security or take any other action or legal proceeding before being entitled to payment from the Guarantor under this agreement, and the Guarantor hereby waives all benefits of discussion and division); or
23.the enforcement by the Collateral Agent or any Secured Party of any such security in an improvident or commercially unreasonable manner (including the sale or other disposition of any assets encumbered by such security at less than the fair market value thereof) whether as a result of negligence, recklessness or wilful action or inaction on the part of the Collateral Agent or any Secured Party or otherwise, and regardless of any duty which the Collateral Agent or any Secured Party might have to the Designated Parties under Applicable Law (including applicable personal property security legislation) in respect of the enforcement of any such security.
Waivers
i.No delay on the part of the Facility Agent, the Class B Agent or any Lender in exercising any of its options, powers, rights or remedies, or any partial or single exercise thereof, shall constitute a waiver thereof. No waiver, modification or amendment of this agreement or of any such options, powers, rights or remedies shall be deemed to have been made unless made in writing and signed by an authorized officer of the Facility Agent and the Class B Agent, and any such waiver shall apply only with respect to the specific instance involved, and shall not impair the rights of the Facility Agent, the Class B Agent or any Lender or the liability of the Guarantor hereunder in any other respect or at any other time.
j.Nothing herein shall be construed as derogating from each Designated Party’s obligation to comply with all terms, provisions and covenants (whether financial or otherwise) contained in the Credit Agreement.

Foreign Currency Obligations
k.The Guarantor shall make any payment to the Facility Agent and the Class B Agent hereunder in the same currency as is required to be paid by the Designated Parties to the Facility Agent and the Class B Agent in respect of the Guaranteed Obligations (the “Required Currency”). If the Guarantor makes payment to the Facility Agent or the Class B Agent hereunder in any other currency (the “Payment Currency”), such payment shall constitute satisfaction of the said liability of the Guarantor hereunder only to the extent of the equivalent amount of the Payment Currency and the Required Currency; and the Guarantor shall remain liable to the Facility Agent and the Class B Agent for any deficiency together with interest thereon payable pursuant to section 6.
Withholding Taxes
l.Except as otherwise required by Applicable Law, any payment by the Guarantor hereunder shall be made without withholding for or on account of any present or future tax imposed by or within the jurisdiction in which the Guarantor is domiciled, any jurisdiction from which the Guarantor makes any payment or any other jurisdiction, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is required by Applicable Law, the Guarantor shall make the withholding, pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon and forthwith pay to the Facility Agent and/or the Class B Agent, as applicable, such additional amount as may be necessary to ensure that the net amount actually received by the Facility Agent and/or the Class B Agent, as applicable (after payment of such taxes including any taxes on such additional amount paid), is equivalent to the amount which the Facility Agent and/or the Class B Agent, as applicable, would have received if no amounts had been withheld.
Representations and Warranties
m.The Guarantor represents and warrants to the Facility Agent, the Class B Agent and the Lenders as follows, and acknowledges that the Facility Agent, the Class B Agent and the Lenders are relying on such representations and warranties as a basis for extending and maintaining the extension of credit to the Debtor:
24.the Guarantor has, to the extent required by Applicable Law, disclosed to its shareholders all information required with respect to the delivery of this agreement; and
25.none of the execution or delivery of this agreement, or compliance by the Guarantor with the provisions of this agreement conflicts with or results in a breach of any agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of the Guarantor’s assets are bound or affected, or requires the consent of any other Person (other than any consents which have been obtained).

Revival of Indebtedness and Liability
n.If at any time all or any part of any payment previously applied by the Facility Agent, the Class B Agent or any Lender in respect of any of the Guaranteed Obligations is rescinded or returned by the Facility Agent, the Class B Agent or any Lender for any reason whatsoever, whether voluntarily or involuntarily (including, without limitation, as a result of or in connection with the insolvency, bankruptcy or reorganization of either Designated Party or the Guarantor, or any allegation that the Facility Agent, the Class B Agent or any Lender received a payment in the nature of a preference), then to the extent that such payment is rescinded or returned, such Guaranteed Obligations shall be deemed to have continued in existence notwithstanding such initial application, and this agreement shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations as though such payment had not been made.
Expenses
o.The Guarantor agrees to pay to the Facility Agent or the Class B Agent forthwith on demand by the Directing Agent, all expenses (including legal fees on a solicitor and his own client basis) incurred by the Facility Agent, the Class B Agent and the Lenders in connection with the preservation or enforcement of any of its rights and remedies hereunder, together with interest thereon calculated and compounded at the rate provided in section 6.
Additional Guarantee
p.This agreement is in addition to and not in substitution for any other guarantees or agreements which may have previously been given to the Facility Agent, the Class B Agent or any Lender by the Guarantor in connection with the Designated Parties or any Guaranteed Obligations, and is in addition to and without prejudice to any security or guarantee now or hereafter held by the Facility Agent, the Class B Agent or any Lender in respect of any Guaranteed Obligations, and any other rights or remedies which the Facility Agent, the Class B Agent and the Lenders might have.
Combination of Accounts and Set-Off
q.The Facility Agent, the Class B Agent or any Lender may from time to time combine accounts and set off and apply any liabilities it may have to the Guarantor (including liabilities in respect of any monies deposited by the Guarantor with the Facility Agent, the Class B Agent or any Lender) against any and all of the obligations of the Guarantor to the Facility Agent, the Class B Agent now or hereafter existing under this agreement, whether or not the Facility Agent, the Class B Agent or any Lender has made any demand hereunder and whether or not any of such obligations may be unliquidated, contingent or unmatured.

Notice
r.Without prejudice to any other method of giving notice, all communications provided for or permitted hereunder shall be in writing and delivered to the addressee by prepaid private courier or sent by facsimile or email to the applicable address and to the attention of the officer of the addressee as follows:
to the Guarantor:

Curo Group Holdings Corp.
3527 N Ridge Rd
Wichita, KS 67205

Attention:     [***]
Facsimile no.     [***]
E-mail:        [***]
to the Facility Agent:

Credit Suisse AG, New York Branch
11 Madison Ave., 4th Floor
New York, New York
10010

Attention:     [***]
Email:         [***]
Email:        [***]
to the Class B Agent:

SPF Securitized Products Master Fund Ltd., by its investment manager, SPF Investment Management, L.P., as Class B Lender
SPF Securitized Products Master Fund Ltd.
c/o SPF Investment Management, L.P.
220 Fifth Avenue, 13th Floor
New York, NY 10001

Email:     [***]
Email:     [***]
Phone:     [***]
Any communication transmitted by prepaid private courier shall be deemed to have been validly and effectively given or delivered on the Business Day after which it is submitted for delivery. Any communication transmitted by facsimile or email shall be deemed to have been validly and effectively given or delivered on the day on which it is transmitted, if transmitted on a Business Day on or before 5:00 p.m. (local time of the intended recipient), and otherwise on the next following Business Day. Any party may change its address for service by notice given in the foregoing manner.
Severability
s.If any provision of this agreement shall be invalid or unenforceable, all other provisions hereof shall remain in full force and effect and all changes rendered necessary by the context shall be deemed to have been made.
Interpretation
t.This agreement shall be construed as if all changes in grammar, number and gender rendered necessary by the context have been made.
Further Assurances
u.The Guarantor agrees, at the Guarantor’s own expense, to promptly execute and deliver or cause to be executed and delivered to the Facility Agent and the Class B Agent, upon the Facility Agent’s or the Class B Agent’s request from time to time, all such other and further documents, agreements, opinions, certificates and instruments as are required under this agreement or as may be reasonably requested by the Facility Agent or the Class B Agent if necessary or desirable to more fully record or evidence the obligations intended to be entered into herein.
Entire Agreement; Amendments; Conclusive Delivery
v.This agreement constitutes the entire agreement between the Guarantor and the Facility Agent, the Class B Agent and the Lenders relating to the subject matter hereof, and no amendment of this agreement shall be effective unless made in writing and executed by the Guarantor and the Facility Agent and the Class B Agent. Possession by the Facility Agent and the Class B Agent of an executed copy of this agreement shall constitute conclusive evidence that:
26.this agreement was executed and delivered by the Guarantor to the Facility Agent, the Class B Agent and Lenders free of all conditions;
27.there is no agreement or understanding between the Guarantor, the Facility Agent, the Class B Agent or any Lender that this agreement was delivered in escrow or is not intended to be effective until the occurrence of any event or the satisfaction of any condition;
28.neither the Facility Agent, the Class B Agent nor any Lender has made any representation, warranty, statement or promise to the Guarantor regarding the Debtor, the Facility Agent’s, the Class B Agent’s or any Lender’s intention to obtain any security or guarantees from other Persons, the circumstances under which the Facility Agent, the Class B Agent or any Lender may enforce this agreement, the manner in which the Facility Agent, the Class B Agent or any Lender might enforce this agreement or any other matter which might conflict with any provision expressly set out herein; and

29.there is no representation, warranty, statement, promise, understanding, condition or collateral agreement between the Facility Agent, the Class B Agent or any Lender and the Guarantor relating to this agreement or the subject matter of this agreement, other than as expressly set out herein.
Governing Law
w.This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Without prejudice to the right of the Facility Agent or the Class B Agent or any Lender to commence any proceedings with respect to this agreement in any other proper jurisdiction, the Guarantor hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario.
Successors and Assigns
x.This agreement shall enure to the benefit of the Facility Agent, the Class B Agent and the Lenders and their respective successors and assigns, and shall be binding on the Guarantor and its successors and permitted assigns; “successors” includes any entity resulting from the amalgamation of a corporation with any other corporation. Without limiting the generality of the foregoing, if the Facility Agent, the Class B Agent or any Lender assigns or transfers all or any portion of the Guaranteed Obligations and this agreement or any interest therein to any other Person, such Person shall thereafter be entitled to the benefit of this agreement to the extent of the interest so transferred or assigned, and the Guaranteed Obligations or portion thereof or interest therein so transferred or assigned shall be and shall remain part of the “Guaranteed Obligations” hereunder.
Legal Advice
y.The Guarantor acknowledges that the Guarantor has had ample opportunity to review and consider this agreement, fully understands the provisions hereof and has received legal advice from the Guarantor’s solicitors in connection with this agreement.
Waiver of Limitation Period
z.The Guarantor agrees that all limitation periods established by the Limitations Act, 2002 (Ontario) are hereby excluded and shall not apply to this agreement, other than the ultimate 15-year limitation period established by such statute. The Guarantor agrees that this agreement constitutes a “business agreement” as such term is defined by such statute.
Execution by Fax or PDF; Execution in Counterparts
aa.This agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original and which counterparts together shall constitute one and the same agreement. This agreement may be executed by facsimile or pdf, and any signature contained hereon by facsimile or pdf shall be deemed to be equivalent to an original signature for all purposes.

Receipt of Copy of Agreement
ab.The Guarantor hereby acknowledges receipt of a copy of this agreement.

[The remainder of page intentionally left blank; signature page follows.]

        Execution Copy
IN WITNESS WHEREOF this agreement has been executed and delivered by the Guarantor this 10th day of March, 2021.

CURO GROUP HOLDINGS CORP.
By:	/s/ Donald Gayhardt
Name: Donald Gayhardt
Title: Chief Executive Officer

Guarantee